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                                                                    Exhibit 23.1

                  We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-78053) pertaining to the Orbit/FR, Inc. 1997 Equity Incentive Plan of our report dated February 19, 2004, with respect to the consolidated financial statements and schedule of Orbit/FR, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                /s/ Hoberman , Miller, Goldstein
                                                    and Lesser, CPA's, P.C.

                  March  30, 2004
                  New York, NY.